EXHIBIT 99.1

                               JOINT PRESS RELEASE

         SUBSIDIARY OF VOICESTREAM WIRELESS CORPORATION ANNOUNCES RECEIPT OF TENDERS AND CONSENTS FROM ALL OF THE OUTSTANDING SERIES A ZERO COUPON NOTES DUE 2006 AND SERIES B ZERO COUPON NOTES DUE 2008 OF AERIAL COMMUNICATIONS, INC.

         MARCH 31, 2000 - BELLEVUE, WA. -- VoiceStream Wireless Corporation ("VoiceStream") (NASDAQ: VSTR) announced today that its subsidiary, VoiceStream Subsidiary IV Corporation ("VSIV"), has received tenders and Consents from holders of all of the outstanding Series A Zero Coupon Notes Due 2006 (the "Series A Notes") and the Series B Zero Coupon Notes due 2008 (the "Series B Notes") (together, the "Notes") of Aerial Communications, Inc. ("Aerial"), (NASDAQ: AERL), in connection with its previously announced tender offers and consent solicitations.

         As previously announced, VSIV made offers ("Offers") to purchase for cash any or all of the outstanding Series A Notes and Series B Notes. Under the terms of the Offers, VSIV will purchase the outstanding Notes at an amount, per $1,000 principal amount at maturity of Notes tendered pursuant to the Offers, equal to the present value on the payment date of the applicable earliest redemption price of the Notes as of the applicable earliest redemption date discounted at a yield equal to the sum of (i) the yield on particular reference Treasury securities plus (ii) a fixed spread of 55 basis points (the "Total Consideration"), as more fully described in the Offer to Purchase and Consent Solicitation Statement dated March 15, 2000 of VSIV.

         In connection with the Offers, VSIV also sought Consents to certain Proposed Amendments to the respective Indentures under which the Notes were issued. The purpose of the Offers and Consent Solicitations is to facilitate a reorganization and related financial restructuring of VoiceStream and its affiliates, including the merger of Aerial into a subsidiary of VoiceStream, which will result in Aerial becoming a wholly-owned subsidiary of VoiceStream. The Offers and acceptance of the Notes for payment are conditioned upon, among other things, the completion of such merger and reorganization.

         To receive the Total Consideration for their Notes, holders were required to have tendered Notes and delivered Consents at or prior to 5:00 p.m., New York City time, on March 31, 2000. As of such date and time, VSIV received tenders and Consents from holders of all of the Notes. Accordingly, a Supplemental Indenture with respect to each Series of Notes was executed and the Proposed Amendments to each Indenture became effective and will become operative upon acceptance by VSIV of the tendered Notes with respect to the applicable Series, as more fully described in the Offer to Purchase and Consent Solicitation Statement.

         The Offers will expire at 5:00 p.m., New York City time, on April 12, 2000 (the "Expiration Date"), unless they are extended. Payment for the Notes tendered prior to the Expiration Date will be made in cash on the payment date, which is expected to be promptly after the acceptance date, as more fully described in the Offer to Purchase and Consent Solicitation Statement. Credit Suisse First Boston is acting as Dealer Manager and Solicitation Agent for the Offers and Consent Solicitations; MacKenzie Partners, Inc. is acting as Information Agent; and Bank One Trust Company, N.A. is acting as Depositary.

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         Additional  information  concerning the terms of the Offers and Consent
Solicitations may be obtained from Credit Suisse First Boston at 1-800-820-1653. Copies of the Offer to Purchase and Consent Solicitation Statement and related documents may be obtained from MacKenzie Partners, Inc. at 212-929-5500 or 800-322-2885.

         VoiceStream Subsidiary IV Corporation is a wholly-owned subsidiary of VoiceStream Wireless Corporation, which is a leading provider of personal communications services through technology based on the wireless communications standard known as Global System for Mobile Communications, commonly known as GSM. VoiceStream's licenses, together with licenses held by joint ventures in which it is an investor, cover 17 of the 25 largest markets in the continental United States and over 193 million persons.

         Aerial Communications, Inc., headquartered in Chicago, holds licenses to provide fully digital PCS service in areas covering 27.5 million persons of the U.S. population. Aerial's markets include Columbus, Houston, Minneapolis, Kansas City, Pittsburgh and Tampa/Orlando/St. Petersburg. Aerial offers coverage coast-to-coast throughout the United States as well as international roaming with more than 75 wireless partners. Aerial's web site is www.aerial.com.

         This press release does not constitute an offer to purchase the Notes or a solicitation of consents to amend the related Indentures. The Offers and the Consent Solicitations are made solely by the Offer to Purchase and Consent Solicitation Statement dated March 15, 2000, as the same may be supplemented from time to time.






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